UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2026

CAMP4 THERAPEUTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number, including area code): (617) 651-8867
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Amendment to 2024 Equity Incentive Plan
On June 10, 2026, at the annual meeting of stockholders (the “Annual Meeting”) of CAMP4 Therapeutics Corporation (the “Company”), the stockholders of the Company approved an amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan (the “2024 Plan”) to amend the evergreen provision to provide that any of the Company’s outstanding pre-funded warrants shall be added to the total number of shares of common stock that are issued and outstanding as of each December 31 to which the evergreen formula will be applied for purposes of calculating the annual increase, as further described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 23, 2026 (the “Proxy Statement”).
The board of directors of the Company (the “Board”) previously approved the amendment to the 2024 Plan, subject to stockholder approval. The foregoing summary of the amendment to the 2024 Plan is qualified in its entirety by reference to the full text of the amendment to the 2024 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Adoption of 2026 Inducement Plan
On June 10, 2026, the Board approved the CAMP4 Therapeutics Corporation 2026 Inducement Plan (the “Inducement Plan”) and the form of Non-Statutory Stock Option Agreement under the Inducement Plan (the “Form Inducement Option Agreement”). Pursuant to the terms of the Inducement Plan, the Company may grant non-statutory stock options, stock appreciation rights, stock units, restricted stock units, performance awards, and other stock-based awards with respect to up to a total of 500,000 shares of common stock of the Company, as an inducement to individuals being hired, or rehired following a bona fide period of interruption of employment, as an employee of the Company or any of its subsidiaries. In accordance with Nasdaq Listing Rule 5635(c)(4), the Company did not seek stockholder approval of the Inducement Plan. The Form Inducement Option Agreement will be used to evidence awards of stock options that are granted under the Inducement Plan.
The foregoing summary of the material terms of the Inducement Plan and the Form Inducement Option Agreement is qualified in its entirety by reference to the full text of the Inducement Plan and the Form Inducement Option Agreement, which are attached as Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 10, 2026, the Company held its Annual Meeting. Set forth below are the voting results for the proposals considered at the Annual Meeting, each of which is described in the Company’s Proxy Statement.
1.The following nominees were elected as the Company’s Class II directors, each to serve for a three-year term until the 2029 annual meeting of stockholders, and until his successor shall have been duly elected and qualified, based on the following votes:

Nominees	For	Against	Abstain	Broker Non-Votes
Steven Holtzman	29,233,042	7,992,146	—	2,773,446
Murray Stewart, DM FRCP	31,669,512	5,555,665	11	2,773,446
Richard Young, PhD	29,212,962	8,012,214	12	2,773,446
2.The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026, based on the following votes:

For	Against	Abstain
39,998,507	127	—
3.The stockholders approved the amendment to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan, based on the following votes:

For	Against	Abstain	Broker Non-Votes
27,002,145	10,023,588	199,455	2,773,446
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the CAMP4 Therapeutics Corporation 2024 Equity Incentive Plan
10.2	CAMP4 Therapeutics Corporation 2026 Inducement Plan
10.3	Form of Non-Statutory Stock Option Agreement under the CAMP4 Therapeutics Corporation 2026 Inducement Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer
Date: June 12, 2026